Exhibit 10.2

PETSMART, INC.

NONSTATUTORY STOCK OPTION GRANT NOTICE

(2011 EQUITY INCENTIVE PLAN)

Optionee:

Department:

On «Grant_Date» (the “Grant Date”) PetSmart, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”), granted to you, the Optionee named above, an Option to purchase shares of the common stock of the Company (“Common Stock”). This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for participation of the Company’s (and its Affiliates’ as defined in the Plan) Employees (including officers), Directors or Consultants and is subject to the terms and conditions of the Plan. In the event that this Option is granted to you in connection with the performance of services as a Consultant or Director (or you later become a Consultant or Director), references to employment, Employee and similar terms shall be deemed to include the performance of services as a Consultant or a Director, as the case may be, provided, however, that no rights as an Employee shall arise by reason of the use of such terms. Any reference to employment with the Company shall also refer to employment with an Affiliate, as appropriate.

As a prerequisite to exercising this Option, you must acknowledge (i) your receipt and review of this Grant Notice, the Plan, a copy of the S-8 Plan Prospectus and the Company’s most recent Form 10-K filing with the U. S. Securities and Exchange Commission and (ii) your acceptance of the terms of this Grant Notice and the Plan within thirty (30) days of the Date of Grant, in such manner and form as required by the Company.

The details of your Option are as follows:

1. (a) The total number of shares of Common Stock subject to this Option is             . The vesting commencement date for this Option is             . Subject to the limitations contained herein and as otherwise provided for herein, shares subject to this Option shall become exercisable twenty-five percent (25%) per year for four (4) years commencing one (1) year after the vesting commencement date and on each anniversary thereafter, unless your Continuous Status as an Employee, Director, or Consultant ceases for any reason prior to any such anniversary date. Your Option shall vest during your continued service with PetSmart or an Affiliate, whether such service is performed in the capacity of an Employee, Director, or Consultant and regardless of any change in the capacity of the service performed.

(b) If your Continuous Status as an Employee, Director, or Consultant ends due to your death or Disability, any outstanding portion of the Option granted hereunder shall automatically become fully vested.

(c) If you are age fifty-five (55) or older with at least five (5) years of Continuous Status as an Employee, Director, or Consultant on the date your Continuous Status as an Employee, Director, or Consultant ends and such termination is due to your retirement from PetSmart or an Affiliate, any unvested portion of the Option granted hereunder that has been outstanding for at least six (6) months, will continue to vest until the earlier of the Fixed Termination Date or the date of the third anniversary of termination of your Continuous Status as an Employee, Director or Consultant, provided (i) you were not a retirement eligible executive officer subject to Section 16 of the Securities and Exchange Commission Act of 1934, as amended, on March 22, 2011; (ii) your retirement is approved by the PetSmart prior to your termination date; and (iii) you enter into a noncompetition agreement if requested by, and in a form acceptable to, the Company. Notwithstanding the foregoing, the Company will not designate your voluntary termination as a Retirement Termination if the Company determines that such termination is detrimental to the Company.

2. (a) The exercise price of this Option is              per share, provided however, that the exercise price shall not be less than the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this Option.

(b) Payment of the exercise price per share is due in full upon exercise of all or any part of each installment, which has accrued to you. The Company may require you, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

(i) Payment of the exercise price per share in cash (including check) at the time of exercise; or

(ii) Provided that at the time of exercise of your Option the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock that have a Fair Market Value (as defined in the Plan) on the date of exercise equal to the exercise price and that qualify as Permitted Shares. For the purposes of the foregoing, “Permitted Shares” shall mean shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests and that either (x) you have held for the period required to avoid classification of this Option as a liability for financial accounting purposes or (y) you did not acquire, directly or indirectly from the Company. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your Option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock; or

(iii) Payment by a combination of the methods of payment permitted by subparagraph 2(b)(i) and 2(b)(ii) above.

3. This Option may not be exercised for any number of shares, which would require the issuance of anything other than whole shares.

4. Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

5. (a) The term of this Option commences on the Grant Date and, unless sooner terminated as set forth below or in the Plan, terminates on the date (the “Fixed Termination Date”) which shall be the earlier of              or seven (7) years from the Grant Date. In no event may this Option be exercised on or after the Fixed Termination Date. This Option shall terminate on the earlier of the Fixed Termination Date or on the date that is three (3) months after your Continuous Status as an Employee, Director, or Consultant ends for any reason or for no reason unless:

(i) termination of your Continuous Status as an Employee, Director, or Consultant is due to Disability, in which event the Option shall terminate on the earlier of the Fixed Termination Date or the date of the third anniversary of the end of your Continuous Status as an Employee, Director, or Consultant due to Disability; or

(ii) termination of your Continuous Status as an Employee, Director, or Consultant is due to your death, in which event the Option shall terminate on the earlier of the Fixed Termination Date or the date of the third anniversary of your death; or

(iii) you are age fifty-five (55) or older with at least five (5) years of Continuous Status as an Employee, Director, or Consultant on the date your Continuous Status as an Employee, Director, or Consultant ends and such termination is due to your retirement from PetSmart or an Affiliate, in which event Options granted hereunder that have been outstanding for at least six (6) months, shall terminate on the earlier of the Fixed Termination Date or the date of the third anniversary of the end of your Continuous Status as an Employee, Director, or Consultant due to such retirement; provided your retirement is approved by PetSmart; or

(iv) during any part of the three (3) month period after your Continuous Status as an Employee, Director, or Consultant ends the Option is not exercisable solely because of the condition set forth in paragraph 4 above, the Option shall terminate when the expiration of the period that commences on the termination of your Continuous Status as an Employee, Director, or Consultant and ends when there have been at least ninety-one (91) days, whether or not such days are consecutive, on which the exercise of the Options would not be in violation of such registration requirements.

However, this Option may be exercised following such termination of your Continuous Status as an Employee, Director, or Consultant only as to that number of shares exercisable under the provisions of paragraph 1 of this Option Grant Notice.

6. (a) This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the

Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 12 of the Plan.

(b) By exercising this Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this Option; or (2) the disposition of shares acquired upon such exercise. You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock. In the Company’s sole discretion, subject only to compliance with any applicable conditions or restrictions of law, the Company may require you to satisfy your obligations as set forth in this subparagraph 6(b) by one or more of the following:

(i) Payment by you to the Company of cash.

(ii) Withholding from payroll or any other amounts payable to you.

7. This Option is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (a “QDRO”), and is exercisable during your life only by you or a transferee pursuant to a QDRO. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this Option.

8. This Option does not entitle you to receive, on exercise, an amount equal to all or part of the dividends declared and paid on the number of shares of Common Stock underlying the Option between the Grant Date and the exercise date.

9. This Option is not an employment or other service contract and nothing in this Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or other service of the Company, or of the Company to continue your employment or other service with the Company.

10. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

11. Your Option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of your Option, including without limitation the provisions of Section 6 of the Plan relating to Option provisions. Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan shall control.

12. This Grant Notice, the Plan, and any written agreements with the Company shall constitute the complete and exclusive understanding between the parties regarding the subject matter hereof. No modification or amendment of this Grant Notice or waiver of any rights hereunder shall be valid unless in writing and duly signed by a party authorized by each party hereto.

Dated effective as of the Grant Date.

Very truly yours,

PetSmart, Inc.

By:
Duly authorized on behalf of the Board of Directors

ATTACHMENTS:

PetSmart, Inc. 2011 Equity Incentive Plan

PetSmart, Inc. 2011 Equity Incentive Plan Prospectus